As filed with the Securities and Exchange Commission on August 21, 2003.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	52-0898572
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

MERCANTILE BANK & TRUST BUILDING

TWO HOPKINS PLAZA

P. O. BOX 1477

BALTIMORE, MD 21203

(Address of Principal Executive Offices)(Zip Code)

F&M Bancorp Restated 1983 Stock Option Plan

F&M Bancorp 1995 Stock Option Plan

F&M Bancorp 1999 Employee Stock Option Plan

F&M Bancorp 1999 Stock Option Plan for Non-Employee Directors

Patapsco Valley Bancshares, Inc. Incentive Stock Option Plan

Patapsco Valley Bancshares, Inc. Directors’ Stock Option Plan

Patapsco Valley Bancshares, Inc. Employee Stock Purchase Plan

Monocacy Bancshares, Inc. 1994 Stock Incentive Plan

Monocacy Bancshares, Inc. 1997 Independent Directors’ Stock Option Plan

JOHN L. UNGER

SENIOR VICE PRESIDENT AND GENERAL COUNSEL

MERCANTILE BANKSHARES CORPORATION

MERCANTILE BANK & TRUST BUILDING

TWO HOPKINS PLAZA

P. O. BOX 1477

BALTIMORE, MD 21203

(410) 237-5900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

MELISSA ALLISON WARREN

VENABLE, BAETJER AND HOWARD LLP

1800 MERCANTILE BANK & TRUST BUILDING

TWO HOPKINS PLAZA

BALTIMORE, MD 21201

(410) 244-7400

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)

Common Stock, $2.00 par value(1)	322,690 shares	Not applicable	Not applicable	$1,076.07

(1)	Represents the maximum number of shares issuable under the Plans, and also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plans as a result of any future stock split, stock dividend or similar adjustment.
(2)	The registration fee has been computed pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share for the Registrant’s common stock ($41.22), as reported on The Nasdaq National Market System on August 18, 2003.

PART I

Documents containing the information specified in Part I of this Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Mercantile Bankshares Corporation (the “Company” or “Registrant”) are incorporated herein by reference: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002; (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; (c) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003; (d) the Company’s Current Reports on Form 8-K filed on January 23, 2003, February 3, 2003, February 7, 2003, February 27, 2003, March 13, 2003, April 11, 2003, April 24, 2003, April 25, 2003, May 5, 2003, June 11, 2003, July 9, 2003, July 24, 2003 August 7, 2003, August 11, 2003, August 13, 2003, August 19, 2003, and August 20, 2003; and (e) the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-B under the Exchange Act, including any amendment or report filed to update the description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters in connection with this Registration Statement will be passed upon for the Registrant by Venable, Baetjer and Howard LLP, Baltimore, Maryland. James L. Shea, a partner of Venable, Baetjer and Howard LLP, is a director of the Company.

Item 6.	Indemnification of Directors and Officers.

The Maryland General Corporation Law (“MGCL”) provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the MGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

The Registrant’s Charter provides, as to indemnification:

(a) The liability of directors and officers to the Registrant or its stockholders for money damages shall be limited to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation on liability shall apply to events occurring at the time a person serves as a director or officer of the Registrant whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(b) To the maximum extent permitted by Maryland law, the Registrant shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and shall indemnify, to the same extent, its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. The Registrant shall advance expenses to its directors, officers and other person referred to above to the extent permitted by Maryland law. The Registrant’s Board of Directors may by By-law, resolution or other agreement make further provision for indemnification of directors, officers, employees and agents to the extent permitted by Maryland law.

(c) References to Maryland law shall include the MGCL as from time to time amended. Neither the repeal or amendment of this paragraph, nor any other amendment to the Articles of Incorporation, shall eliminate or reduce the protection afforded to any person by the foregoing provisions of this paragraph with respect to any act or omission which shall have occurred prior to such repeal or amendment.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1 - Articles of Incorporation

A. Articles of Incorporation effective May 27, 1969 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(1)).

B. Articles of Amendment effective June 6, 1969 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(2)).

C. Articles Supplementary effective August 28, 1970 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(3)).

D. Articles of Amendment effective December 14, 1970 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(4)).

E. Articles Supplementary effective May 10, 1971 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 2-39545, Exhibit 3-A(5)).

F. Articles Supplementary effective July 30, 1971 (Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 2-41379, Exhibit 3-A(6)).

G. Articles of Amendment effective May 8, 1986 (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3-A(7), Commission File No. 0-5127).

H. Articles of Amendment effective April 27, 1988 (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3-A(8), Commission File No. 0-5127).

I. Articles Supplementary effective September 13, 1989 (Incorporated by reference to the Registrant’s Form 8-K filed September 27, 1989, Exhibit B attached to Exhibit 4-A, Commission File No. 0-5127).

J. Articles Supplementary effective January 3, 1990 (Incorporated by reference to the Registrant’s Form 8-K filed January 9,1990, Exhibit B attached to Exhibit 4-A, Commission File No. 0-5127).

K. Articles of Amendment effective April 26, 1990 (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 3-A(11), Commission File No. 0-5127).

L. Articles of Amendment effective April 30, 1997 (Incorporated by reference to the Registrant’s Registration Statement on Form S-4, File No. 333-43651, Exhibit 3(i)(L)).

M. Articles Supplementary effective June 9, 1999 (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, No. 333-90307, Exhibit 4.1.M).

N. Articles Supplementary effective September 30, 1999 (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, No. 333-90307, Exhibit 4.1.N).

O. Certificate of Correction effective July 3, 2002, concerning Articles of Amendment effective May 8, 1986 (Incorporated by reference to Registrant’s Quarterly Report for the quarter ended September 30, 2002, Exhibit 3A(15), Commission File No. 0-5127).

P. Certificate of Correction effective July 3, 2002, concerning Articles of Amendment effective April 26, 1990 (Incorporated by reference to Registrant’s Quarterly Report for the quarter ended September 30, 2002, Exhibit 3A(16), Commission File No. 0-5127).

Q. Amendment No. 1 to Registrant’s Registration Statement on Form 8-B, amending description of securities (Incorporated by reference to the Registrant’s Form 8 filed December 20, 1991, Commission File No. 0-5127).

R. Amendment No. 2 to Registrant’s Registration Statement on Form 8-B (Incorporated by reference to the Registrant’s Form 8-A12G/A filed June 13, 2003, Commission File No. 0-5127).

4.2 - Bylaws (Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, Exhibit 3.B, Commission File No. 0-5127).

4.3 - Rights Agreement dated as of June 8, 1999, between the Company and the Rights Agent (incorporated by reference to Form 8-K of Registrant, Exhibit (4), filed June 11, 1999, Commission File No. 0-5127).

4.4 - F&M Bancorp Restated 1983 Incentive Stock Option Plan (filed herewith)

4.5 - F&M Bancorp 1995 Stock Option Plan (filed herewith)

4.6 - F&M Bancorp 1999 Employee Stock Option Plan (filed herewith)

4.7 - F&M Bancorp 1999 Stock Option Plan for Non-Employee Directors (filed herewith)

4.8 - Patapsco Valley Bancshares, Inc. Incentive Stock Option Plan (filed herewith)

  4.9   - Patapsco Valley Bancshares, Inc. Directors’ Stock Option Plan (filed herewith)

  4.10 - Patapsco Valley Bancshares, Inc. Employee Stock Purchase Plan (filed herewith)

  4.11 - Monocacy Bancshares, Inc. 1994 Stock Incentive Plan (filed herewith)

  4.12 - Monocacy Bancshares, Inc. 1997 Independent Directors’ Stock Option Plan (filed herewith)

  5.1   - Opinion of Venable, Baetjer and Howard, LLP (filed herewith).

23.1   - Consent of PricewaterhouseCoopers, LLP (filed herewith).

23.2   - Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1).

24.1   - Power of Attorney (filed herewith).

24.2   - Power of Attorney (filed herewith).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Mercantile Bankshares Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore in the State of Maryland on this 21st day of August 2003.

MERCANTILE BANKSHARES CORPORATION

By:	/S/ EDWARD J. KELLY, III
Edward J. Kelly, III
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ EDWARD J. KELLY, III Edward J. Kelly, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 21, 2003

/S/ TERRY L. TROUPE Terry L. Troupe	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 21, 2003

/S/ WILLIAM T. SKINNER, JR. William T. Skinner, Jr.	Controller (Principal Accounting Officer)	August 21, 2003

A majority of the Board of Directors:

Cynthia A. Archer, R. Carl Benna, Richard O. Berndt, Howard B. Bowen, William R. Brody, Eddie C. Brown, George L. Bunting, Jr., Anthony W. Deering, Darrell D. Friedman, Freeman A. Hrabowski, Robert A. Kinsley, Wallace Mathai-Davis, Morton P. Plant, Christian H. Poindexter, Clayton S. Rose, James L. Shea, and Donald L. Shepard.

August 21, 2003	By:	/S/ EDWARD J. KELLY, III
Edward J. Kelly, III for himself and as attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.4	F&M Bancorp Restated 1983 Incentive Stock Option Plan

4.5	F&M Bancorp 1995 Stock Option Plan

4.6	F&M Bancorp 1999 Employee Stock Option Plan

4.7	F&M Bancorp 1999 Stock Option Plan for Non-Employee Directors

4.8	Patapsco Valley Bancshares, Inc. Incentive Stock Option Plan

4.9	Patapsco Valley Bancshares, Inc. Directors’ Stock Option Plan

4.10	Patapsco Valley Bancshares, Inc. Employee Stock Purchase Plan

4.11	Monocacy Bancshares, Inc. 1994 Stock Incentive Plan

4.12	Monocacy Bancshares, Inc. 1997 Independent Directors’ Stock Option Plan

5.1	Opinion of Venable, Baetjer and Howard LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Venable, Baetjer and Howard LLP (included in Exhibit 5.1)

24.1	Power of Attorney

24.2	Power of Attorney